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                EXHIBIT 21 TO SYMIX SYSTEMS, INC. 1998 FORM 10-K

                           SUBSIDIARIES OF REGISTRANT

                           SUBSIDIARIES OF REGISTRANT

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                               NAME                                        JURISDICTION          % OWNERSHIP
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
Symix Computer Systems, Inc.                                                   Ohio                     100

Symix Systems, B.V.                                                      The Netherlands                100

Symix France, SA                                                              France                    100

Pritsker Corporation                                                           Ohio                     100

                                 SUBSIDIARIES OF SYMIX COMPUTER SYSTEMS, INC.

Symix Systems (Ontario) Inc.                                                  Canada                    100

Symix Computer Systems (Canada) Inc.                                          Canada                    100

Symix Computer Systems (UK) Ltd.                                        The United Kingdom              100

Symix Computer Systems (Singapore) Pte. Ltd.                                Singapore                  86.7

Symix Computer Systems (Mexico) S. De R.L. De C.V.                            Mexico                    100

                                     SUBSIDIARIES OF SYMIX SYSTEMS, B.V.

Symix (U.K.) Ltd.                                                       The United Kingdom               100

Symix Systems GmbH                                                           Germany                     100

Symix Italia S.r.1.                                                           Italy                      95*
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*Remaining 5% owned by Symix Systems, Inc.

                                 SUBSIDIARIES OF SYMIX SYSTEMS (ONTARIO) INC.

Visual Applications Software, Inc.                                            Canada                     100

                             SUBSIDIARIES OF SYMIX SYSTEMS (SINGAPORE) PTE. LTD.

Symix Asia Company Ltd.                                                      Thailand                    100

Symix Computer Systems (Hong Kong) Ltd.                                     Hong Kong                    100

Symix Computer Systems (Australia) Pty. Ltd.                                Australia                    100

Symix New Zealand Ltd.                                                     New Zealand                   100

Symix Computer Systems (Malaysia) Sdn Bhd.                                   Malaysia                    100
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